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                                                                [Execution Copy]




















                             SENIOR CREDIT AGREEMENT

                          dated as of December 20, 1996

                                  by and among

                     SKYLINE MULTIMEDIA ENTERTAINMENT, INC.,

                             NEW YORK SKYLINE, INC.,

                         SKYLINE VIRTUAL REALITY, INC.,

                             SKYLINE CHICAGO, INC.,

                              SKYLINE MAGIC, INC.,

                            SKYLINE LAS VEGAS, INC.,

                    PROSPECT STREET NYC DISCOVERY FUND, L.P.,

                                       and

                          BANK OF NEW YORK, AS TRUSTEE
                        FOR THE EMPLOYEES RETIREMENT PLAN
                        OF THE BROOKLYN UNION GAS COMPANY




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                                TABLE OF CONTENTS


ARTICLE I
        DEFINITIONS.........................................................1
        1.1    Definitions..................................................1

ARTICLE II
        THE CREDITS........................................................12
        2.1    Commitments.................................................12
        2.2    Loans.......................................................12
        2.3    Borrowing Procedure.........................................13
        2.4    Issuance of Notes, Evidence of Debt, Repayment of Loans.....13
        2.5    Interest on Loans...........................................14
        2.6    Default Interest............................................14
        2.7    Termination of Commitments..................................14
        2.8    Optional Prepayment.........................................14
        2.9    Pro Rata Treatment..........................................15
        2.10   Sharing of Setoffs..........................................15
        2.11   Payments....................................................16

ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE BORROWERS....................16
        3.1    Organization................................................16
        3.2    Power and Authority.........................................16
        3.3    Capital Stock...............................................17
        3.4    Subsidiaries................................................18
        3.5    No Conflicts................................................18
        3.6    Governmental Approvals and Filings..........................18
        3.7    Books and Records...........................................19
        3.8    SEC Documents...............................................19
        3.9    Absence of Changes..........................................19
        3.10   No Undisclosed Liabilities..................................21
        3.11   Taxes.......................................................21
        3.12   Legal Proceedings...........................................23
        3.13   Compliance With Laws and Orders.............................23
        3.14   Benefit Plans; ERISA........................................23
        3.15   Real Property...............................................24
        3.16   Tangible Personal Property..................................24
        3.17   Intellectual Property Rights................................25
        3.18   Contracts...................................................25
        3.19   Licenses....................................................26


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        3.20   Insurance...................................................26
        3.21   Affiliate Transactions......................................26
        3.22   Employees; Labor Relations..................................26
        3.23   Environmental Matters.......................................26
        3.24   Suppliers...................................................27
        3.25   Inventory...................................................28
        3.26   Registration Rights.........................................28
        3.27   Brokers.....................................................28
        3.28   New York City Advanced Technology Company; Small Business
               Matters.....................................................28
        3.29   Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities...............................28
        3.30   No Default..................................................29
        3.31   Use of Proceeds; Margin Stock...............................29
        3.32   Investment Company Act......................................29
        3.33   Public Utility Holding Company Act..........................29
        3.34   Financial Condition.........................................29
        3.35   Senior Credit Documents.....................................30
        3.36   Disclosure..................................................30

ARTICLE IV
        CONDITIONS TO INITIAL LOANS........................................30
        4.1    Borrowing Certificate.  ....................................30
        4.2    Representations and Warranties..............................31
        4.3    Performance.................................................31
        4.4    Secretary's Certificate.....................................31
        4.5    Orders and Laws.............................................31
        4.6    Regulatory Consents and Approvals...........................31
        4.7    Third Party Consents........................................32
        4.8    Opinion of Counsel..........................................32
        4.9    Good Standing Certificates..................................32
        4.10   UCC Filing Searches.........................................32
        4.11   Operative Agreements........................................32
        4.12   Issuance of Notes...........................................32
        4.13   Issuance of Warrants; Listing of Common Stock...............33
        4.14   Interest on Demand Note.....................................33
        4.15   Certain Expenses............................................33
        4.16   Potential Event of Default; Event of Default................33
        4.17   Additional Matters..........................................33

ARTICLE V
        CONDITIONS TO EACH ADDITIONAL LOAN.................................33
        5.1    Borrowing Certificate.......................................34
        5.2    Representations and Warranties..............................34


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        5.3    Issuance of Notes...........................................34
        5.4    Issuance of Warrants; Listing of Common Stock...............34
        5.5    Compliance; No Default......................................34
        5.6    Effect of Each Additional Borrowing.........................34
        5.7    Additional Matters..........................................34

ARTICLE VI
        AFFIRMATIVE COVENANTS..............................................35
        6.1    Financial Statements and Reports; Inspection................35
        6.2    Corporate Existence; Compliance.............................35
        6.3    Payment of Liabilities......................................35
        6.4    Insurance; Maintenance of Properties........................36
        6.5    Notice of Certain Events....................................36
        6.6    Economic Impact Information.................................36
        6.7    New York City Advanced Technology Company...................36
        6.8    Reservation of Shares; Exchange of Securities...............37
        6.9    Venture Capital Operating Company Status....................37
        6.10   Subsidiaries................................................37
        6.11   Further Assurances..........................................37

ARTICLE VII
        NEGATIVE COVENANTS.................................................38
        7.1    Indebtedness................................................38
        7.2    Liens.......................................................38
        7.3    Merger, Consolidation, Sale of Assets.......................38
        7.4    Lease Obligations...........................................39
        7.5    Loans and Investments.......................................39
        7.6    Dividends, Etc..............................................39
        7.7    Subsidiaries................................................40
        7.8    Sale and Leaseback..........................................40
        7.9    Charter Documents; Directors................................40
        7.10   Certain Limitations.........................................40
        7.11   Conflicting Agreements......................................40
        7.12   Use of Proceeds.............................................40
        7.13   Affiliate Transactions......................................41
        7.14   Change in Nature of Business................................41

ARTICLE   VIII
        EVENTS OF DEFAULT..................................................41
        8.1    Failure To Make Payments When Due...........................41
        8.2    Default in Other Agreements.................................41
        8.3    Breach of Certain Covenants and Agreements..................41
        8.4    Breach of Warranty..........................................42


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        8.5    Involuntary Bankruptcy; Appointment of Receiver, Etc.........42
        8.6    Voluntary Bankruptcy; Appointment of Receiver, Etc...........42
        8.7    Judgments and Attachments....................................42
        8.8    Other Agreements.............................................43
        8.9    Change of Control............................................43
        8.10   Public Warrant Redemption or Exercise........................43

ARTICLE IX
        MISCELLANEOUS.......................................................43
        9.1    Notices......................................................43
        9.2    Participations in Loans and Senior Notes.....................45
        9.3    New Additional Lender........................................45
        9.4    Indemnity....................................................46
        9.5    Entire Agreement.............................................46
        9.6    Expenses.....................................................47
        9.7    Consideration for Warrants...................................47
        9.8    Further Assurances; Post-Closing Cooperation.................47
        9.9    Amendments and Waivers.......................................47
        9.10   Independence of Covenants....................................48
        9.11   No Third Party Beneficiary...................................48
        9.12   No Assignment; Binding Effect................................48
        9.13   Headings.....................................................48
        9.14   Invalid Provisions...........................................48
        9.15   Governing Law................................................48
        9.16   Consent to Jurisdiction and Service of Process...............48
        9.17   Waiver of Jury Trial.........................................49
        9.18   Counterparts.................................................50

Exhibit A -- Borrowing Certificate
Exhibit B -- Form of Indemnity, Subrogation and Contribution Agreement Exhibit C -- Amended and Restated Registration Rights Agreement
Exhibit D -- Form of Senior Note
Exhibit E -- Form of Subsidiary Guarantee Agreement
Exhibit F -- Form of Warrant
Exhibit G -- Secretary's Certificate
Exhibit H -- Opinion of Counsel to the Borrowers

ANNEXES

Annex 2.1   -- Commitments
Annex 2.11 -- Offices of Lenders


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               SENIOR CREDIT AGREEMENT, dated as of December 20, 1996, by and among SKYLINE MULTIMEDIA ENTERTAINMENT, INC., a New York corporation (the "Company"), NEW YORK SKYLINE, INC., a New York corporation ("NYSI"), SKYLINE VIRTUAL REALITY, INC., a Delaware corporation ("SVRI"), SKYLINE CHICAGO, INC., a Delaware corporation ("SCI"), SKYLINE MAGIC, INC., a Delaware corporation ("SMI"), SKYLINE LAS VEGAS, INC., a Delaware corporation ("SLVI") (the Company, NYSI, SVRI, SCI, SMI and SLVI each a "Borrower" and together, the "Borrowers"), PROSPECT STREET NYC DISCOVERY FUND, L.P., a Delaware limited partnership ("Prospect"), and BANK OF NEW YORK, AS TRUSTEE FOR THE EMPLOYEES RETIREMENT PLAN OF THE BROOKLYN UNION GAS COMPANY ("Bug").

               WHEREAS, capitalized terms not otherwise defined herein have the meanings set forth in Section 1.1; and

               WHEREAS, the Borrowers wish to obtain financing and the Lenders desire to provide such financing to the Borrowers;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               1.1 Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

               "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

               "Additional Borrowing" means the Loans made by the Lenders to the Borrowers pursuant to Section 2.1(b).

               "Additional Borrowing Date" means each date on which an Additional Loan is made.

               "Additional Lenders" means Bug and any New Additional Lender.

               "Additional Loan Commitment" means with respect to each Additional Lender, the commitment of such Additional Lender to make Additional Loans hereunder, in an aggregate principal amount at any time outstanding not in excess of the amount set forth opposite the name


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of such Additional Lender in the column entitled "Additional Loan Commitment" in the table appearing on Annex 2.1 or, with respect to any New Additional Lender, as shall be set forth on the signature page hereto.

               "Additional Loan Commitment Termination Date" means the earliest to occur of (i) September 20, 1997; (ii) any prepayment of any Loan; (iii) a Change of Control; (iv) a breach by any Borrower of any of the provisions contained in Section 7.3; and (v) any Event of Default or Potential Event of Default, unless, in the case of this clause (v), the Additional Lenders whose Additional Commitments represent in excess of fifty percent (50%) of all Additional Commitments notify the Borrowers in writing that, with respect to any particular Event of Default or Potential Event of Default, that such Additional Lenders have elected not to terminate the Additional Loan Commitment.

               "Additional Loans" means the loans made by the Additional Lenders to the Borrowers pursuant to Section 2.1(b).

               "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

               "Agreement" means this Senior Subordinated Credit Agreement, the Exhibits, Annexes and the Disclosure Schedule and the certificates or other documents or instruments delivered in accordance herewith, as the same may be amended from time to time in accordance with the terms hereof.

               "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

               "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or


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indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

               "Benefit Plan" means any Plan established by any Borrower or any Subsidiary, or any predecessor or Affiliate of any of the foregoing, to which any Borrower or any Subsidiary contributes or has contributed, or under which any employee, former employee or director of any Borrower or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

               "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of any Borrower or any Subsidiary, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

               "Borrower" has the meaning ascribed to it in the forepart of this Agreement.

               "Borrowing" means a group of Loans made by the Lenders on a single date.

               "Borrowing Certificate" means a certificate executed and delivered by the Borrowers in order to request a Borrowing in accordance with the terms of Section 2.3 and substantially in the form of Exhibit A hereto.

               "Bug" has the meaning ascribed to it in the forepart of this Agreement.

               "Business Combination" means with respect to any Person any (i) merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including without limitation a self- tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person (even if less than all or substantially all) or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

               "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.


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               "Business or Condition" means, with respect to any Person, the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of such Person.

               "Capital Lease Obligations" means, as to any Person, any obligation of such Person which is or should be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP on a consolidated basis.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

               "Change of Control" means either (i) the acquisition after the date hereof of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act), other than any Lender or any Affiliate of any Lender, of shares representing more than 20% of the aggregate ordinary voting power (in the absence of contingencies) represented by the issued and outstanding capital stock of the Company; or (ii) Zalman Silber shall cease to be the President of the Company; or (iii) except for transfers to (A) Prospect or any of its Affiliates, or (B) any "Permitted Transferee" of Zalman Silber under the Stockholders Agreement, Zalman Silber shall cease to own, beneficially and of record, 100% of the Class A Common Stock or (iv) the shares of Class A Common Stock outstanding on the date hereof shall cease to be outstanding.

               "Class A Common Stock" has the meaning ascribed thereto in
Section 3.3.

               "Closing" means the making of the Initial Loans hereunder.

               "Closing Date" means the date on which the Initial Loans are made.

               "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "Commitment" means, with respect to each Lender, the sum of such Lenders Initial Loan Commitment and Additional Loan Commitment; provided, however, that with respect to any New Additional Lender, Commitment shall mean such Lender's Additional Loan Commitment.

               "Common Stock" has the meaning ascribed thereto in Section 3.3.

               "Company" has the meaning ascribed to it in the forepart of this Agreement (and includes, unless the context otherwise requires, any predecessor of the Company).


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               "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

               "Defined Benefit Plan" means each Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

               "Demand Note" has the meaning ascribed to it in Section 2.2(b).

               "Disclosure Schedule" means the schedules delivered to the Lenders by the Borrowers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Borrowers pursuant to this Agreement.

               "Environmental Law" means any Law relating to human health, or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

               "Event of Default" has the meaning ascribed to it in Article
VIII.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

               "Final Maturity Date" means December 20, 2001.

               "GAAP" means generally accepted accounting principles, consistently applied.

               "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include, without limitation, any stock exchange, quotation service and the National Association of Securities Dealers.

               "Hazardous Material" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls
(PCBs); (B) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes,"


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"restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

               "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all guarantees by such Person of Indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "Indemnified Liabilities" has the meaning ascribed to it in
Section 9.4.

               "Indemnitees" has the meaning ascribed to it in Section 9.4.

               "Indemnitor" has the meaning ascribed to it in Section 9.4.

               "Indemnity, Subrogation and Contribution Agreement" means the form of Indemnity, Subrogation and Contribution Agreement attached as Exhibit B hereto, as such agreement may be amended, modified or restated from time to time.

               "Independent Credit Agreement" means the Loan and Security Agreement (Equipment) dated as of November 27, 1996 between Independent Resources, Inc., a New York corporation and the Company, as such agreement may be amended, modified or restated from time to time.

               "Initial Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make an Initial Loan hereunder, in an aggregate principal amount as set forth opposite the name of such Lender in the column entitled "Initial Loan Commitment" in the table appearing on Annex 2.1.


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               "Initial Loans" means the loans made by the Lenders to the
Borrowers pursuant to Section 2.1(a).

               "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

               "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by any Borrower or any Subsidiary (other than securities issued by any Subsidiary of any Borrower or any Subsidiary).

               "Investment Period" means the period commencing on the Closing Date and ending on later of (i) the date on which all Loans and all other amounts owing under this Agreement and any operative Agreement have been indefeasibly paid in full in cash and the Commitments have been terminated and
(ii) the date on which no Lender holds any Preferred Stock, Warrants, Common Stock or other debt or equity securities of any Borrower.

               "IRS" means the United States Internal Revenue Service.

               "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

               "Lenders" means each of Prospect, Bug and any Person made a Lender pursuant to Section 9.2 or any New Additional Lender pursuant to Section 9.3.

               "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person, whether absolute, accrued, contingent (or based upon a contingency), known or unknown, fixed or otherwise, or whether due or to become due.

               "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

               "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

               "Loans" means the Initial Loans and the Additional Loans.

               "Loan Period" means the period commencing on the Closing Date and ending on the date on which all Loans and all other amounts owing under this Agreement and any Operative Agreement have been indefeasibly paid in full in cash and the Commitments have been terminated.

               "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including without limitation interest, reasonable expenses of investigation, court costs, reasonable fees and expense of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation, all fees and expenses, including without limitation reasonable fees and expenses of attorneys, incurred in connection with (i) the investigation or defenses of any third party or other claim with respect to which any Lender may be indemnified pursuant to Section 10.4 hereof
(ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise). Also included within the meaning of Loss shall be the diminution in value of any securities of any Borrower held by any Lender, including without limitation, the Warrants and Shares of Common Stock issuable upon exercise thereof.

               "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "NASDAQ" has the meaning ascribed to it in Section 4.13.

               "New Additional Lender" has the meaning ascribed to it in Section 9.3.

               "New York City Advanced Technology Company" means any company which satisfies the following criteria: (i) the chief executive office or other senior-level managerial office is in New York City and (ii) (A) for a company with fifty (50) or fewer full-time employees, at least seventy-five percent (75%) of the company's full-time employees are persons required to pay New York City income tax (resident or nonresident) or (B) for a company with more than fifty (50) full-time employees, at least forty (40) of the company's full-time employees, plus fifty percent (50%) of the company's full-time employees in excess of fifty (50) employees, are persons required to pay New York City income-tax (resident or nonresident).

               "Note Purchase Agreement" means the Note Purchase Agreement dated as of November 6, 1996 by and between the Company and Prospect, as such agreement may be amended, modified or restated from time to time.


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               "NYSI" has the meaning ascribed to it in the forepart of this
Agreement (and includes, unless the context otherwise requires, any predecessor of NYSI).

               "Operative Agreements" means the Senior Notes, the Warrants and the Registration Rights Agreement and any support or other agreements entered into in connection with the transactions contemplated by this Agreement.

               "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including without limitation any rights to participate in the equity, income or election of directors or officers of such Person.

               "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

               "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien (other than those described in clause (i)) arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interferes with the use of such property in the conduct of the business of any Borrower or any Subsidiary of any Borrower and which do not secure obligations for money borrowed and (iv) any Liens securing Indebtedness permitted under clause (ii) of Section 7.1.

               "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

               "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

               "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

               "Preferred Stock" has the meaning ascribed to it in Section 3.3.

               "Prospect" has the meaning ascribed to it in the forepart of this Agreement.

               "Public Warrants" means the Company's Redeemable Class A Warrants and Redeemable Class B Warrants issued in connection with the Company's initial public offering in February 1994.

               "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement dated as of the Closing Date by and among the Company and the Lenders, substantially in the form and to the effect of Exhibit C hereto, as such agreement may be amended, modified or restated from time to time.

               "Regulation G, T. and X" means Regulation G, T. and X of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "Release" has the meaning ascribed to it in Section 3.23(a).

               "Required Lenders" means, at any time, Lenders whose principal amount of and accrued and unpaid interest on outstanding Loans represent in excess of fifty percent (50%) of all outstanding Loans at such time.

               "Responsible Officer" means the Chief Executive Officer and Chief Financial Officer of a Borrower.

               "SBA" means the U.S. Small Business Administration.

               "SBA Act" means the Small Business Act of 1953, as amended, and the Small Business Act of 1958, as amended.

               "SBA Regulations" means the rules and regulations of the SBA promulgated under the SBA Act (13 CFR 107 et seq.; and 13 CFR 121 et seq. collectively).

               "SBIC" means a Small Business Investment Company licensed by the SBA under Section 301(c) of the Small Business Investment Act of 1958, as amended.

               "SCI" has the meaning ascribed to it in the forepart of this Agreement (and includes, unless the context otherwise requires, any predecessor of SCI).

               "SEC" means the Securities and Exchange Commission.

               "SEC Documents" has the meaning ascribed to it in Section 3.8.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

               "Senior Note" means one or more of the Senior Notes of the Borrowers issued pursuant to Section 2.4(a), in the form attached as Exhibit D hereto.

               "SLVI" has the meaning ascribed to it in the forepart of this Agreement (and includes, unless the context otherwise requires, any predecessor of SLVI.

               "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of July 7, 1995 by and between the Company and Prospect, as such agreement may be amended, modified or restated from time to time.

               "Stockholders Agreement" means the Stockholders Agreement dated as of July 7, 1995 among the Company and its Stockholders, as such agreement may be amended, modified or restated from time to time.

               "Subsidiary" means any Person in which any Borrower, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests or the voting power.

               "Subsidiary Guarantee Agreement" means the form of Subsidiary Guarantee Agreement attached as Exhibit E hereto, as such agreement may be amended, modified or restated from time to time.

               "Subsidiary Guarantor" means each Subsidiary that delivers a Subsidiary Guarantee Agreement as required pursuant to Section 6.10.

               "SVRI" has the meaning ascribed to it in the forepart of this Agreement (and includes, unless the context otherwise requires, any predecessor of SVRI).

               "Tax Losses" has the meaning ascribed to it in Section 3.11(i).

               "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

               "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

               "Transfer Tax" has the meaning set forth in Section 6.3.

               "Warrant" means, collectively, one or more warrants issued to the Lenders in connection with this Agreement, in the form attached as Exhibit F hereto and any warrants issued in exchange or replacement thereof.

               (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of a Borrower or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                   ARTICLE II

                                   THE CREDITS

               2.1 Commitments. Subject to the terms and conditions and relying upon the representations and warranties of the Borrowers herein set forth, (a) each of Prospect and Bug agrees, severally and not jointly, to make an Initial Loan to the Borrowers on the Closing Date in an aggregate principal amount not to exceed its Initial Loan Commitment and (b) each Additional Lender agrees, severally and not jointly, to make Additional Loans to the Borrowers, at any time and from time to time on or after the date hereof, and until the Additional Loan Commitment Termination Date, in an aggregate principal amount not to exceed such Additional Lender's Additional Loan Commitment. Amounts paid or prepaid in respect of Loans may not be reborrowed.

               2.2 Loans.

               (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably (subject to Section 9.3) in accordance with their respective Initial Loan Commitments or Additional Loan Commitments, as applicable; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) not less than $500,000 and, in each case, in an integral multiple of $100,000 or
(ii) equal to the remaining available balance of the applicable Commitment.

               (b) Each Lender (other than Prospect) shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available or next day funds to such account in New York City as the Borrowers may designate in the applicable Borrowing Certificate. The Initial Loan to be made by Prospect hereunder shall be made by the surrender to the Company for cancellation of the Demand Promissory Note (the "Demand Note") in the initial aggregate principal amount of $1,500,000 issued by the Company to Prospect on November 6, 1996 against payment in full in cash to Prospect of all accrued and unpaid interest on the Demand Note and the issuance to Prospect of a Senior Note in the aggregate principal amount of Prospect's Initial Loan Commitment.

               2.3 Borrowing Procedure. In order to request the Initial Borrowing, the Borrowers shall hand deliver or telecopy to each of Prospect and Bug a duly completed Borrowing Certificate not later than 11:00 a.m., New York time, at least one (1) Business Day prior to the Closing Date. In order to request an Additional Borrowing, the Borrowers shall notify each Additional Lender by telephone of its intent to request an Additional Borrowing and shall hand deliver or telecopy to each Additional Lender a duly completed Borrowing Certificate not later than 11:00 a.m., New York City time, at least seven (7) Business Days before a proposed Additional Borrowing. Each Borrowing Certificate shall be irrevocable, shall be signed by or on behalf of the Borrowers by a Responsible Officer and shall specify the following information: (i) the date of the requested Borrowing (which shall be a Business Day); (ii) the number and location of the account in New York City to which funds are to be disbursed;
(iii) the amount of the requested Borrowing; and (iv) the amount of each Lender's portion of the requested Borrowing.

               2.4 Issuance of Notes, Evidence of Debt, Repayment of Loans.

               (a) Each Borrower shall execute and deliver to each of Prospect and Bug on the date of the Initial Loan and to each Additional Lender on the date of each Additional Loan, a Senior Note dated the date of the Initial Loan or such Additional Loan, as applicable, in the aggregate principal amount of such Loan and with other appropriate insertions.

               (b) The Borrowers, jointly and severally, unconditionally promise to pay to each Lender the then unpaid principal amount of each Loan of such Lender, together with all accrued and unpaid interest thereon, on the Final Maturity Date.

               (c) Each Lender shall maintain an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

               (d) The entries made in the accounts maintained pursuant to paragraph (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.

               2.5 Interest on Loans.

               (a) Subject to the provisions of Section 2.6, the Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum of 14%.

               (b) Interest on each Loan shall be payable on the Final Maturity Date.

               2.6 Default Interest. Upon the occurrence and during the continuance of an Event of Default, interest will accrue on the unpaid principal amount of all Loans, all unpaid interest on any Loan and any other amounts payable hereunder, to the extent permitted by law, at a rate per annum of 21%.

               2.7 Termination of Commitments. The Initial Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Additional Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Additional Loan Commitment Termination Date.

               2.8 Optional Prepayment.

               (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least thirty (30) days' prior notice to each Lender given by telephone (promptly confirmed by written or telecopy notice) before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $50,000 and not less than $250,000.

               (b) Optional prepayments of Loans shall be allocated pro rata between the then outstanding Loans, and shall be accompanied by the cash payment of all accrued and unpaid interest on the portion of the principal then being prepaid plus, if any such prepayment is made prior to December 20, 2001, a premium equal to the applicable percentage of the principal amount being prepaid, determined as follows:

        During the 12-Month Period
        Beginning December 20                             Applicable Percentage
        --------------------------                        ---------------------
                  1996                                                5%
                  1997                                                4%
                  1998                                                3%
                  1999                                                2%
                  2000                                                1%

               (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein.

               2.9 Pro Rata Treatment.

               Each payment or prepayment of principal, interest or premium with respect to any Loan shall be allocated pro rata among the Lenders in accordance with their respective applicable outstanding Loans.

               2.10 Sharing of Setoffs.

               Each Lender agrees that if it shall, through the exercise of a right of lien, setoff or counterclaim against any Borrower or any Subsidiary Guarantor, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation or interest in the Loans as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations or interests in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.10 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower and each Subsidiary Guarantor expressly consents to the foregoing arrangements and agrees that any Lender holding a participation or interest in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

               2.11 Payments.

               (a) The Borrowers (and, if applicable, any Subsidiary Guarantor) shall make each payment (including principal of, interest on and prepayment premium with respect to, any Borrowing, and any fees or expenses or other amounts) hereunder and under any Operative Agreement not later than 11:00 a.m., New York City time, on the date when due in immediately available United States Dollars, without setoff or counterclaim. Each such payment shall be made to the Lenders at their respective offices set forth on Annex 2.11 hereto.

               (b) Whenever any payment (including principal of, interest on and premium with respect to, any Loan, and any fees or expenses or other amounts) hereunder or under any Operative Agreement shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, prepayment premiums or fees or expenses, if applicable.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

               Each Borrower hereby represents and warrants, jointly and severally, to each Lender as follows:

               3.1 Organization. Each Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State of its jurisdiction of organization. Section 3.1 of the Disclosure Schedule lists all lines of business in which any Borrower is participating or engaged. Each Borrower is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed or admitted will not have a material adverse effect on the Business or Condition of such Borrower. Each Borrower has, prior to the execution of this Agreement, delivered to each Lender true and complete copies of the certificate of incorporation and by-laws of such Borrower as in effect on the date hereof.

               3.2 Power and Authority. Each Borrower has the full corporate power and authority to execute and deliver this Agreement and the Operative Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to issue and sell (pursuant to this Agreement), on the Closing Date and on the date of each Additional Borrowing, the Senior Notes and, in the case of the Company, the Warrants and the Common Stock and any other securities issuable upon exercise of any Warrant. The execution and delivery by each Borrower of this Agreement and the Operative Agreements to which it is a party, and the performance by such Borrower of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action of the board of directors of such Borrower, which action of the board of directors is the only corporate action necessary to authorize the execution, delivery and performance by such Borrower of this Agreement and the Operative Agreements. This Agreement has been duly and validly executed and delivered by each Borrower and constitutes, and upon the execution and delivery by such Borrower of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

               3.3 Capital Stock. The authorized capital stock of the Company consists of 19,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), 1,000,000 shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock") and 5,000,000 shares of Series A Convertible Participating Preferred Stock, par value $.001 per share ("Preferred Stock"), of which 1,495,000 shares, 960,000 shares and 1,090,909 shares, respectively, are duly authorized, validly issued, outstanding, fully paid and nonassessable, free and clear of all Liens, and have been issued in compliance with applicable federal and state securities laws. Section 3.3 of the Disclosure Schedule lists for each Borrower (other than the Company) the amount of its authorized and outstanding capital stock, all of which are duly authorized, validly issued, fully paid and non-assessable, owned, beneficially and of record, by the Company free and clear of all Liens, and have been issued in compliance with applicable federal and state securities laws. Except for this Agreement, as disclosed in
Section 3.3 of the Disclosure Schedule and as disclosed in Note I to the audited financial statements for the Company's fiscal year ended June 30, 1996 included in the SEC Documents, there are no outstanding Options with respect to any Borrower. With respect to each Option, Section 3.3 of the Disclosure Schedule or
Note I to the audited financial statements for the Company's fiscal year ended June 30, 1996 included in the SEC Documents sets forth the number of securities issuable thereunder and the current exercise price therefor. There are no preemptive rights or agreements, arrangements or understandings to issue pre-emptive rights with respect to the issuance or sale of any Borrower's capital stock. On the Closing Date and on the date of each Additional Borrowing, the delivery of the Senior Notes and the Warrants to the Lenders, and on each date of any issuance of Common Stock or other securities issuable upon exercise of any Warrant, the issuance of such Common Stock or other securities, will transfer to the Lenders good and valid title to the Senior Notes, the Warrants and such Common Stock or other securities, free and clear of all Liens. Neither the execution, delivery or performance by any Borrower of this Agreement nor the issuance of the Senior Notes, the Warrants, or the Common Stock or other securities issuable upon exercise of any Warrant will give rise to or result in (with or without notice, lapse of time, or both) any antidilution adjustment, acceleration of vesting or other change under or to any Option, except as disclosed in Section 3.3 of the Disclosure Schedule.

               3.4 Subsidiaries. Except for other Borrowers and except as disclosed in Section 3.4 of the Disclosure Schedule, no Borrower owns, nor has any Borrower heretofore owned, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for any equity or similar interest in, any Person.

               3.5 No Conflicts. The execution and delivery by the Borrowers of this Agreement do not, and the execution and delivery by the Borrowers of the Operative Agreements to which any of them is a party, the performance by the Borrowers of their respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

               (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of any Borrower or any Subsidiary;

               (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.6 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any Borrower or any Subsidiary or any of their respective Assets and Properties;

               (c) except as disclosed in Section 3.5 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require any Borrower or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, any Contract or License to which any Borrower or any Subsidiary is a party or by which any of their respective Assets and Properties is bound; or

               (d) except as disclosed in Section 3.5 of the Disclosure Schedule, result in the creation or imposition of any Lien upon any Borrower or any Subsidiary or any of their respective Assets and Properties.

               3.6 Governmental Approvals and Filings. Except as disclosed in
Section 3.6 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Borrower or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, including, without limitation, for purposes of maintaining the listing of the Company's securities on the National Association of Securities Dealers Automated Quotation System.

               3.7 Books and Records. The minute books and other similar records of each Borrower as made available to each Lender prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of such Borrower.

               3.8 SEC Documents. The Company has made available to each Lender a true and complete copy of each report, schedule, form, statement and other document filed by the Company with the SEC (as such documents have since the time of their filing been amended, the "SEC Documents") which are all the documents that the Company was required to file with the SEC through the date hereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents currently contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto. Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP (except, in the case of the unaudited statements, for the omission of normal year end adjustments and footnote disclosures) consistently applied throughout the periods involved, are true and correct in all material respects, and fairly present the consolidated financial condition, results of operations, changes in stockholders' equity and cash flow of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby. Except for those Subsidiaries listed in Section 3.8 of the Disclosure Schedule, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 3.8 have been, consolidated with those of the Company.

               3.9 Absence of Changes. Since June 30, 1996 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of any Borrower. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as disclosed in Section 3.9 of the Disclosure Schedule or the SEC Documents, there has not occurred since June 30, 1996:

               (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary of the Company not wholly owned by the Company, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of the Company of any such capital stock of or any Option with respect to the Company or any Subsidiary of the Company not wholly owned by the Company;

               (ii) any authorization, issuance, sale or other disposition by any Borrower of any shares of capital stock of or Option with respect to any Borrower, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to any Borrower;

               (iii) other than pursuant to the terms of existing employment contracts (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of any Borrower whose annual salary is, or after giving effect to such change would be, $50,000.00 or more;
        (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (z) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan;

               (iv) (A) incurrences by any Borrower or any Subsidiary of Indebtedness in an aggregate principal amount for all Borrowers and Subsidiaries taken together exceeding $50,000.00 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of any Borrower or any Subsidiary under, any Indebtedness of or owing to any Borrower or any Subsidiary (in either case other than any Indebtedness of any Borrower or any Subsidiary owing to any other Borrower or any other wholly-owned Subsidiary);

               (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of any Borrower or any Subsidiary in an aggregate amount for all Borrowers and Subsidiaries taken together exceeding $50,000.00;

               (vi) any write-off or write-down of or any determination to write off or down any of the Assets and Properties of any Borrower or any Subsidiary in an aggregate amount for all Borrowers and Subsidiaries taken together exceeding $50,000.00;

               (vii) any acquisition of any Assets and Properties of any Person or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of any Borrower or any Subsidiary;

               (viii) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to any

        Contract with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 3.18(a) or (B) any material License held by any Borrower;

               (ix) any capital expenditures or commitments for additions to property, plant or equipment of any Borrower or any Subsidiary constituting capital assets in an aggregate amount for all Borrowers and Subsidiaries taken together exceeding $50,000.00;

               (x) any commencement or termination by any Borrower or any Subsidiary of any line of business;

               (xi) any transaction by any Borrower or any Subsidiary with any officer, director, Affiliate or Associate of such Borrower or such Subsidiary, other than pursuant to any Contract in effect on June 30, 1996 or other than pursuant to any contract of employment;

               (xii) any entering into of an agreement to do or engage in any of the foregoing, including without limitation with respect to any Business Combination not otherwise restricted by the foregoing paragraphs; or

               (xiii) any change in the accounting methods or procedures of any Borrower or any Subsidiary or any other transaction involving or development affecting any Borrower or any Subsidiary outside the ordinary course of business consistent with past practice.

               3.10 No Undisclosed Liabilities. Except as reflected or reserved against in the audited financial statements for the Company's fiscal year ended June 30, 1996 included in the SEC Documents or in the notes thereto or as disclosed in Section 3.10 of the Disclosure Schedule, there are no Liabilities of, relating to or affecting any Borrower or any Subsidiary or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996 and other Liabilities which in the aggregate are not material to the Business or Condition of any Borrower or any Subsidiary and are not for tort or for breach of contract.

               3.11 Taxes. (a) Except as disclosed in Section 3.11 of the Disclosure Schedule, all Tax Returns required to have been filed by or with respect to any Borrower or any Subsidiary have been duly filed, and each such Tax Return correctly and completely reflects, in all material respects, the income, franchise or other Tax liability and all other information required to be reported thereon. Except as disclosed in Section 3.11 of the Disclosure Schedule, all Taxes owed by any Borrower or any Subsidiary have been paid.

               (b) Except as disclosed in Section 3.11 of the Disclosure Schedule, the provisions for Taxes due by each Borrower in the audited financial statements for the Company's fiscal year ended June 30, 1996 included in the SEC Documents are sufficient for all unpaid Taxes, being current Taxes not yet due and payable, whether or not disputed, of each Borrower.

               (c) Neither any Borrower nor any Subsidiary is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a jurisdiction in which any Borrower or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               (d) Each Borrower and each Subsidiary has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

               (e) There is no dispute or claim concerning any Tax liability of any Borrower or any Subsidiary either (i) claimed or raised by any taxing authority or (ii) otherwise known to any Borrower or any Subsidiary. Section
3.11 of the Disclosure Schedule indicates those Tax Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Borrower has delivered to each Lender complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Borrower or any of its Subsidiaries since the incorporation of such Borrower.

               (f) Neither any Borrower nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

               (g) Except as disclosed in Section 3.11 of the Disclosure Schedule, neither any Borrower nor any Subsidiary has received any written ruling related to Taxes or entered into any written and legally binding agreement with a taxing authority relating to Taxes.

               (h) Neither any Borrower nor any Subsidiary has liability for Taxes of any Person other than itself or its Subsidiaries (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

               (i) Except as disclosed in Section 3.11 of the Disclosure Schedule, there currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, tax credits or other similar items of any Borrower or any Subsidiary ("Tax Losses") under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv)
Section 269 of the Code, (v) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations or (vi) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations, in each case treating any proposed provision as if it were currently in effect.

               (j) At June 30, 1996, the Company had aggregate Tax Losses for federal income Tax purposes with expiration dates as disclosed in the SEC Documents.

               3.12 Legal Proceedings. Except as disclosed in Section 3.12 of the Disclosure Schedule, there are no Actions or Proceedings pending or, to the knowledge of any Borrower and the Subsidiaries, threatened against, relating to or affecting any Borrower or any Subsidiary or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to any Lender, or (ii) if determined adversely to any Borrower or any Subsidiary, could reasonably be expected to result in (x) any injunction or other equitable relief against any Borrower or any Subsidiary that would interfere in any material respect with its business or operations or (y) Losses by any Borrower or any Subsidiary, individually, or in the aggregate with Losses in respect of other such Actions or Proceedings, in an amount, for all Borrowers and Subsidiaries taken together exceeding $50,000.00.

               3.13 Compliance With Laws and Orders. Except as disclosed in
Section 3.13 of the Disclosure Schedule, neither any Borrower nor any Subsidiary is or has at any time since its incorporation been, or has received any notice that it is or has been, in violation of or in default under, in any material respect, any Law or Order applicable to such Borrower or such Subsidiary or any of its Assets and Properties.

               3.14 Benefit Plans; ERISA. No Borrower nor any Subsidiary maintains or contributes to any Defined Benefit Plans. Except as disclosed in
Section 3.14 of the Disclosure Schedule:

               (a) each Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable Law, including ERISA and the Code;

               (b) no Benefit Plan is intended to qualify under section 401(a) of the Code;

               (c) no Borrower nor any Subsidiary is now, nor has it at any time been, a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, with any other enterprise;

               (d) no Borrower nor any Subsidiary presently maintains or contributes to, nor has it at any time maintained or contributed to, any single-employer plan (within the meaning of section 3(41) of ERISA) or any multiemployer plan (within the meaning of section 3(37) of ERISA) subject to Title IV of ERISA, and no Borrower nor any Subsidiary is aware of any circumstances pursuant to which any Borrower or any Subsidiary could have liability to any party under Title IV of ERISA;

               (e) no Borrower nor any Subsidiary has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA which could have a material adverse effect on the Business or Condition of such Borrower or such Subsidiary;

               (f) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code;

               (g) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan; and

               (h) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP and each Borrower and each Subsidiary has performed all material obligations required to be performed under all Benefit Plans.

               3.15 Real Property. Neither any Borrower nor any Subsidiary owns any real property. Subject to the terms of the respective leases under which any Borrower or Subsidiary leases any parcel of real property, each Borrower and each Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each such lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of a Borrower or a Subsidiary and of each other Person that is a party thereto, and except as set forth in Section 3.15(c) of the Disclosure Schedule, there is no, and neither any Borrower nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither any Borrower nor any Subsidiary owes any brokerage commissions with respect to any such leased space. Except as disclosed in
Section 3.15 of the Disclosure Schedule, the improvements on the real property leased by any Borrower or any Subsidiary are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of the Borrowers and the Subsidiaries, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

               3.16 Tangible Personal Property. Each Borrower and each Subsidiary is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the audited financial statements for the Company's fiscal year ended June 30, 1996 included in the SEC Documents or in the notes thereto and tangible personal property acquired since June 30, 1996 other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 3.16 of the Disclosure Schedule, and is adequate and suitable for the conduct by each Borrower and each Subsidiary of the business presently conducted by each of them, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

               3.17 Intellectual Property Rights. Except as disclosed in Section
3.17 of the Disclosure Schedule, (i) a Borrower or a Subsidiary, as the case may be, has the right to use all Intellectual Property used in its business, (ii) all registrations, on behalf of such Borrower or such Subsidiary with, and applications to, Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by such Borrower or such Subsidiary, as the case may be, to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by such Borrower or such Subsidiary, as the case may be, in respect of such Intellectual Property, (iv) the Borrowers have delivered to each Lender documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, (v) the Borrowers and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) neither any Borrower nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vii) neither any Borrower nor any Subsidiary has any knowledge that such Intellectual Property is being infringed by any other Person. Neither any Borrower nor any Subsidiary has received notice that any Borrower or any Subsidiary is infringing any Intellectual Property of any other Person, no claim is pending or, to the knowledge of the Borrowers and the Subsidiaries, has been made to such effect and, to the knowledge of the Borrowers and the Subsidiaries, neither any Borrower nor any Subsidiary is infringing any Intellectual Property Rights of any other Person.

               3.18 Contracts. (a) Each Contract material to the business of any Borrower is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 3.18(a) of the Disclosure Schedule neither any Borrower, any Subsidiary nor, to the knowledge of the Borrowers and the Subsidiaries, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

               (b) Except as disclosed in Section 3.18(b) of the Disclosure Schedule, neither any Borrower nor any Subsidiary is a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such Contracts, materially adverse to the Business or Condition of such Borrower or such Subsidiary.

               3.19 Licenses. Each Borrower and each Subsidiary owns or validly holds all Licenses that are material to its business or operations, each of which is valid, binding and in full force and effect. Neither any Borrower nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

               3.20 Insurance. The insurance policies of each Borrower and each Subsidiary, in light of the respective business, operations and Assets and Properties of the Borrowers and the Subsidiaries, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither any Borrower nor any Subsidiary has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

               3.21 Affiliate Transactions. (a) Except as disclosed in the SEC Documents or in Section 3.21(a) of the Disclosure Schedule, (i) there are no Liabilities between any Borrower or any Subsidiary, on the one hand, and any officer, director, Affiliate or Associate of any Borrower or any Subsidiary or any Associate of any such officer, director or Affiliate (other than any Borrower or any Subsidiary), on the other, (ii) no such officer, director, Affiliate or Associate provides or causes to be provided any assets, services or facilities to any Borrower or any Subsidiary, (iii) neither any Borrower nor any Subsidiary provides or causes to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate and (iv) neither any Borrower nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any such officer, director, Affiliate or Associate.

               (b) Except as disclosed in Section 3.21(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 3.21(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis on competitive terms.

               3.22 Employees; Labor Relations. Except as disclosed in Section
3.22 of the Disclosure Schedule, (i) no employee of any Borrower or any Subsidiary is presently a member of a collective bargaining unit and, to the knowledge of the Borrowers and the Subsidiaries, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of any Borrower or any Subsidiary, and (ii) no unfair labor practice complaint or sex or age discrimination claim has been brought against any Borrower or any Subsidiary before the National Labor Relations Board or any other Governmental or Regulatory Authority. There has been no work stoppage, strike or other concerted action by employees of any Borrower or any Subsidiary. Each Borrower and each Subsidiary has complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

               3.23 Environmental Matters. Each Borrower and each Subsidiary has obtained all Licenses which are required in respect of its business, operations or Assets and Properties under applicable Environmental Laws. Each Borrower and each Subsidiary, and its operations and properties, is and has been in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. Except as set forth in Section 3.23 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

               (a) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Borrowers and the Subsidiaries, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by any Borrower or any Subsidiary to have any License under Environmental Laws required in connection with the conduct of the business or operations of any Borrower or any Subsidiary or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Material, and neither any Borrower nor any Subsidiary is aware of any facts or circumstances which could reasonably be expected to form the basis for any such Order, complaint, penalty or investigation.

               (b) There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to their knowledge, threatened against any Borrower or any Subsidiary pursuant to Environmental Laws which could reasonably be expected to result in a fine, penalty or other obligation, cost or expense.

               (c) Neither any Borrower, any Subsidiary nor, to the knowledge of the Borrowers and the Subsidiaries, any prior owner or lessee of any property now or previously owned or leased by any Borrower or any Subsidiary has handled any Hazardous Material on any property now or previously owned or leased by any Borrower or any Subsidiary.

               (d) Neither any Borrower nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any Action or Proceeding that could lead to claims against any Lender, any Borrower or any Subsidiary for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

               (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Borrower or any Subsidiary and, to the knowledge of the Borrowers and the Subsidiaries, no property now or previously owned or leased by any Borrower or any Subsidiary is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

               3.24 Suppliers. Section 3.24 of the Disclosure Schedule lists the ten (10) largest suppliers of the Borrowers and the Subsidiaries, on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in Section 3.24 of the Disclosure Schedule, no such supplier has ceased or materially reduced its sales or provision of services to any Borrower or any Subsidiary since June 30, 1996, or to the knowledge of the Borrowers and the Subsidiaries, has threatened to cease or materially reduce such sales or provision of services after the date hereof. Except as disclosed in Section 3.24 of the Disclosure Schedule, to the knowledge of the Borrowers and the Subsidiaries, no such supplier is threatened with bankruptcy or insolvency.

               3.25 Inventory. All items included in the inventory of the Borrowers and the Subsidiaries are the property of the Borrowers and the Subsidiaries, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Borrowers or any Subsidiary on consignment from others in any material amount and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

               3.26 Registration Rights. Except for the Registration Rights Agreement, no Borrower and no Subsidiary has granted registration rights to any holder of any of the securities of such Borrower or such Subsidiary.

               3.27 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Borrowers directly with the Lenders without the intervention of any Person on behalf of the Borrowers in such manner as to give rise to any valid claim by any Person against any Lender, any Borrower or any Subsidiary for a finder's fee, brokerage commission or similar payment.

               3.28 New York City Advanced Technology Company; Small Business Matters. Each of the Borrowers as a group is a New York City Advanced Technology Company. Each Borrower, together with its "affiliates" (as that term is defined in 13 CFR, Section121.401), is a "Small Business" within the meaning of the SBA Regulations, including 13 CFR Section121.103. The Standard Industrial Classification Code of each Borrower is 7999. The information regarding each Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Section A of Form 1031 is accurate and complete. Copies of such forms shall have been completed by the Borrowers and delivered to Prospect at the Closing. No Borrower nor any Subsidiary presently engages in any activities for which an SBIC is prohibited from providing funds by SBA Regulations, including 13 CFR Section107.804 and Section107.901. No Borrower has received any "Financing" (as defined in the SBA Regulations) from any SBIC, other than Prospect.

               3.29 Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities. The offer and sale of the Senior Notes and the Warrants (and any shares of Common Stock issuable upon exercise of the Warrants) made pursuant to this Agreement is exempt from the registration requirements of the Securities Act. No Borrower nor any Person authorized to act on its behalf has, in connection with the offering of the Senior Notes or Warrants (and any shares of Common Stock issuable upon exercise of the Warrants), engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501(c) under the Securities Act, (B) any action involving a public offering within the meaning of section 4(2) of the Securities Act, or (C) any action that would require the registration under the Securities Act of the offering and sale of the Senior Notes or Warrants (and any shares of Common Stock issuable upon exercise of the Warrants) pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. No Borrower has made, nor will it make, directly or indirectly, any offer or sale of Senior Notes or Warrants (or any shares of Common Stock) or of securities of the same or a similar class as the Senior Notes or the Warrants (or Common Stock) if as a result the offer and sale of the Senior Notes or the Warrants (or Common Stock) contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

               3.30 No Default. No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

               3.31 Use of Proceeds; Margin Stock. The proceeds of the Loans will be used solely for the purposes specified in Section 3.31 of the Disclosure Schedule. None of such proceeds will be used to, or to reduce or retire any Indebtedness which was originally incurred to, purchase or carry a Margin Stock, or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations G, T or X. No Borrower has taken or will take any action which might cause this Agreement or any of the Operative Agreements to violate Regulations G, T or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

               3.32 Investment Company Act. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               3.33 Public Utility Holding Company Act. No Borrower is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               3.34 Financial Condition. No Borrower is entering into the arrangements contemplated by this Agreement and the other Operative Agreements with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date and on and as of the date of each Additional Borrowing, after giving effect to all debts incurred or to be created in connection herewith:

               (a) The present fair salable value of the assets of each Borrower and each Subsidiary (on a going concern basis) will exceed the probable respective Liabilities of such Borrower and such Subsidiary;

               (b) No Borrower or Subsidiary has incurred, nor does it intend to or believe that it will incur, Liabilities beyond its ability to pay such Liabilities as such Liabilities mature (taking into account the timing and amounts of cash to be received from any source, and of amounts to be payable on or in respect of Liabilities), and the amount of cash available to such Borrower or Subsidiary after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of Liabilities, when such amounts are required to be paid; and

               (c) Each Borrower and each Subsidiary will have sufficient capital with which to conduct its present and proposed business and the respective property of such Borrower and Subsidiary does not constitute unreasonably small capital with which to conduct its present or proposed business.

               3.35 Senior Credit Documents. The Borrowers have delivered to the each Lender true and correct copies of the Senior Credit Documents as in effect on the date hereof. The representations and warranties of the Borrowers contained in the Senior Credit Agreement are true and correct in all material respects. There exists no defaults with respect to the Senior Credit Agreement nor any basis for the exercise by any party thereto of any rights of acceleration, cancellation, or recession or any rights of offset.

               3.36 Disclosure. To the knowledge of each Borrower and each Subsidiary, all material facts regarding the Business or Condition of each Borrower and each Subsidiary have been disclosed to the Lenders in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to any Lenders pursuant to any provision of this Agreement (including without limitation the SEC Documents and the financial statements contained therein), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                           CONDITIONS TO INITIAL LOANS

               The obligations of each Lender to make Initial Loans hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Lenders in their sole discretion):

               4.1 Borrowing Certificate. Each Lender shall have received a Borrowing Certificate as required by Section 2.3.

               4.2 Representations and Warranties. Each of the representations and warranties made by any Borrower in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects (if not qualified by materiality or material adverse effect) and in all respects (if qualified by materiality or material adverse effect) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality or material adverse effect) and in all respects (if qualified by materiality or material adverse effect) on and as of such earlier date.

               4.3 Performance. Each Borrower shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Borrower at or before the Closing.

               4.4 Secretary's Certificate. Each Borrower shall have delivered to each Lender a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of such Borrower, substantially in the form and to the effect of Exhibit G hereto.

               4.5 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to any Lender, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action (i) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to, any Lender, any Borrower, or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law; or (ii) wherein an unfavorable judgment, decree or Order would prevent the carrying out of this Agreement or any of the transactions or events contemplated hereby, declare unlawful the transactions or events contemplated by this Agreement or present a risk of damages to any Lender.

               4.6 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit any Lender or any Borrower to perform its obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to each Lender, (c) shall not impose any limitations or restrictions on any Lender, (d) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (e) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

               4.7 Third Party Consents. The consents (or in lieu thereof waivers) disclosed in Section 4.6 of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by any Lender or any Borrower of its obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which any Lender or any Borrower is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect any Lender or the Business or Condition of any Borrower or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to any Lender, (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to each Lender, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

               4.8 Opinion of Counsel. The Lenders shall have received the opinion of Rosenman & Colin, counsel to the Borrowers, dated the Closing Date, substantially in the form of Exhibit H hereto.

               4.9 Good Standing Certificates. The Borrowers shall have delivered to each Lender (a) copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of each Borrower certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation of such Borrower, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that each of the Borrowers is in good standing or subsisting in such jurisdiction, listing all charter documents of each Borrower on file, and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which any Borrower is qualified or admitted to do business to the effect that such Borrower is duly qualified or admitted and in good standing in such jurisdiction.

               4.10 UCC Filing Searches. The Borrowers shall have delivered to the Lenders the results of Uniform Commercial Code filing searches made with respect to each Borrower in the jurisdictions in which any Assets and Properties of any Borrower are located, together with copies of financing statements disclosed by such searches and such searches shall disclose no Liens on any such Assets and Properties other than Permitted Liens.

               4.11 Operative Agreements. Each Operative Agreement shall have been duly executed and delivered by the respective parties thereto other than the Lenders and shall be in full force and effect.

               4.12 Issuance of Notes. Each Borrower shall have issued Senior Notes to each Lender as required by Section 2.4(a).

               4.13 Issuance of Warrants; Listing of Common Stock. The Company shall have issued Warrants to each Lender to purchase shares of Company Common Stock at the rate of one (1) share of Company Common Stock for each $10.25 in aggregate principal amount of Senior Notes issued by the Borrowers to such Lender hereunder (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, reorganizations and similar events). The Company shall have received approval for the listing of all shares of Common Stock issuable upon exercise of the maximum number of Warrants issuable hereunder on the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

               4.14 Interest on Demand Note. All accrued and unpaid interest on the Demand Note shall have been paid in full in cash to Prospect as provided in
Section 2.2(b).

               4.15 Certain Expenses. Prospect shall have received from the Borrowers a nonrefundable $60,000 closing fee. The Lenders shall have received from the Borrowers payment of all out-of-pocket expenses incurred by any Lender in connection with this Agreement and the Note Purchase Agreement and the transactions contemplated hereby and thereby. The Borrowers shall not be obligated to pay the costs and expenses of Lenders' counsel in connection with the negotiation, execution and delivery of this Agreement and the Note Purchase Agreement in excess of $40,000 in the aggregate.

               4.16 Potential Event of Default; Event of Default. No event shall have occurred and be continuing or would result from the consummation of the Borrowing contemplated by the Borrowing Certificate which would constitute a Potential Event of Default or an Event of Default.

               4.17 Additional Matters. All corporate and other proceedings to be taken on the part of any Borrower in connection with the transactions contemplated by this Agreement and the Operative Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to each Lender, and each Lender shall have received copies of all such documents, legal opinions and other evidences in respect of any aspect or consequence of any transaction contemplated hereby or thereby as it shall reasonably request.


                                    ARTICLE V

                       CONDITIONS TO EACH ADDITIONAL LOAN

               The obligations of the Additional Lenders to make Additional Loans hereunder are subject to the fulfillment of each of the following conditions on each respective Additional Borrowing Date (all or any of which may be waived in whole or in part by the Additional Lenders in their sole discretion):

               5.1 Borrowing Certificate. Each Additional Lender shall have received a Borrowing Certificate as required by Section 2.3.

               5.2 Representations and Warranties. Each of the representations and warranties made by any Borrower in this Agreement (other than those made as of a specified date earlier than the Additional Borrowing Date) shall be true and correct in all material respects (if not qualified by materiality or material adverse effect) and in all respects (if qualified by materiality or material adverse effect) on and as of the Additional Borrowing Date as though each representation or warranty was made on and as of such date, and any representation or warranty made as of a specified date earlier than the Additional Borrowing Date shall also have been true and correct in all material respects (if not qualified by materiality or material adverse effect) and in all respects (if qualified by materiality or material adverse effect) on and as of such earlier date.

               5.3 Issuance of Notes. Each Borrower shall have issued Senior Notes to each Additional Lender as required by Section 2.4(a).

               5.4 Issuance of Warrants; Listing of Common Stock. The Company shall have issued Warrants to each Additional Lender to purchase shares of Company Common Stock at the rate of one (1) share of Company Common Stock for each $10.25 in aggregate principal amount of Senior Notes issued by the Borrowers to such Additional Lender hereunder (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, reorganizations and similar events). The Common Stock required to be listed pursuant to Section 4.13 shall continue to be listed on the NASDAQ.

               5.5 Compliance; No Default. Each Borrower and each Subsidiary shall be in compliance with all the terms and provisions set forth herein and in each other Operative Agreements on its part to be observed or performed, and at the time of and immediately after the Additional Borrowing, no Potential Event of Default or Event of Default shall have occurred and be continuing.

               5.6 Effect of Each Additional Borrowing. Each Additional Borrowing shall be deemed to constitute a representation and warranty by each Borrower on the Additional Borrowing Date as to the matters specified in Sections 5.2 and 5.5.

               5.7 Additional Matters. All corporate and other proceedings to be taken on the part of any Borrower and any Subsidiary in connection with the transactions contemplated by this Agreement and the Operative Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to each Additional Lender and each Additional Lender shall have received copies of all such documents, legal opinions and other evidences in respect of any aspect or consequence of any transactions contemplated hereby or thereby as it shall reasonably request.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

               Each Borrower covenants and agrees with each Lender that, with respect to Sections 6.1 through 6.9 and Section 6.11, at all times during the Investment Period and, with respect to Section 6.10, at all times during the Loan Period, each Borrower will, and will cause each of its Subsidiaries to, comply with each of the covenants and agreements contained in this Article VI.

               6.1 Financial Statements and Reports; Inspection. As promptly as practicable, and in no event later than the presentation of the following materials to the Company's management or the filing thereof with the SEC, the Company will deliver to the Purchaser true and complete copies of all reports filed with the SEC and all such other financial statements, reports and analyses as may be prepared or received by the Company, any Borrower or any Subsidiary relating to the business or operations of the Company, any Borrower or any Subsidiary or as any Lender may otherwise reasonably request. Each Borrower will furnish Prospect with the following information certified by such Borrower's chief executive officer, president, treasurer or chief financial officer within 120 days after and as at the close of each fiscal year of such Borrower: (i) a statement that such Borrower and its "affiliates" (within the meaning ascribed thereto in 13 CFR Section121.103) is eligible for Financing under the SBIC Regulations and (ii) a statement verifying the use of the proceeds received hereunder (including the intended use of any such unused proceeds as of the date of such certification), until all of the proceeds received hereunder have been used by the Borrowers. At the request of Prospect, each Borrower will permit Prospect and/or the SBA and/or any Person designated by Prospect to inspect any of the properties, corporate books and financial records of any Borrower and its Subsidiaries, to discuss their respective affairs and finances with the responsible officers of such Borrower and its Subsidiaries and to make extracts from the copies of such books and records, all at such time as Prospect may reasonably request, including, but not limited to, for purpose of verifying information provided to Prospect and required by the SBA.

               6.2 Corporate Existence; Compliance. Each Borrower shall cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of such Borrower and each of its Subsidiaries and all necessary approvals and licenses of any Governmental or Regulatory Authority and comply with all Laws applicable to such Borrower or any such Subsidiary and comply with all agreements to which any Borrower or any such Subsidiary is a party, the violation of which could reasonably be expected to result in a material adverse change in the Business or Condition of such Borrower or such Subsidiary.

               6.3 Payment of Liabilities. Each Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all Liabilities (including Taxes) of such Borrower and such Subsidiaries, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower. The Borrowers shall also pay any New York State Real Estate Transfer Tax, New York City Real Property Transfer Tax and New York Stock Transfer Tax ("Transfer Tax") and any similar Taxes imposed by any other state (and any penalties or interest relating to such Transfer Taxes), which become payable in connection with the transactions contemplated by this Agreement, the Note Purchase Agreement, any Operative Agreement, the Senior Notes, the Demand Notes or the Warrants and cooperate with the Lenders in the preparation, execution and filing of any required returns with respect to any Transfer Tax and in the determination of the portion of the consideration allocable to real property in New York State or New York City (or in any other jurisdiction, if applicable).

               6.4 Insurance; Maintenance of Properties. Each Borrower shall keep adequately insured by duly licensed insurers all Assets and Properties of such Borrower and each Subsidiary of such Borrower, and also keep such Borrower or such Subsidiary, as the case may be, adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or property and under all applicable workers' compensation laws. All such insurance shall be in such amounts and with such coverage as is consistent with coverage usually carried by corporations of a similar size engaged in the same or similar business similarly situated and as is reasonably satisfactory to each Lender. Each Borrower shall maintain and preserve all of the Assets and Properties of such Borrower and any Subsidiary of such Borrower necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

               6.5 Notice of Certain Events. Each Borrower shall promptly notify each Lender in writing (i) of the commencement of any Action or Proceeding to which such Borrower or any Subsidiary of such Borrower is a party where the amount in controversy is in excess of $100,000, singularly or cumulatively, for all claims arising from a single incident, to which such Borrower or any such Subsidiary may be a party and (ii) of any Potential Event of Default or Event of Default specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

               6.6 Economic Impact Information. Promptly after the end of each fiscal year (but in any event prior to January 31 of each year), each Borrower shall deliver to Prospect a written assessment of the economic impact of Prospect's investment in such Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of such investment on the businesses of such Borrower and its Subsidiaries in terms of revenue and profits of such Borrower's and such Subsidiaries' business and on taxes paid by such Borrower and its Subsidiaries and their respective employees.

               6.7 New York City Advanced Technology Company. The Borrower shall remain qualified as a New York City Advanced Technology Company; provided that a Borrower shall not be required to comply with this Section 6.7 at any time (i) after twenty-four (24) months from the date of the Closing if such Borrower determines in its reasonable judgment that such continued compliance would materially adversely affect the Business or Condition of such Borrower, and has given thirty (30) days prior written notice of such determination to Prospect, (ii) after any class of securities of such Borrower have become publicly traded securities, or (iii) that a written request by such Borrower to Prospect to permit such Borrower to cease to comply with this section shall have been approved by a majority of the members of Prospect's Advisory Board.

               6.8 Reservation of Shares; Exchange of Securities. The Company will, for so long as any Lender has any rights to exercise any Warrant, keep reserved the full number of shares of Common Stock issuable upon exercise of the Warrants. In the event that Prospect determines, in its sole discretion, that a Regulatory Problem may otherwise exist, Prospect shall have the right to require the Company to take all steps as may be necessary to permit, as soon as practicable, all or part of any voting securities held by Prospect to be converted into non-voting securities of the Company, which securities, at the option of Prospect, would be convertible into such voting securities originally held by Prospect.

               6.9 Venture Capital Operating Company Status. Each Lender shall have the right to consult with and advise the management of each Borrower and to receive all materials provided to members of the board of directors of each Borrower so long as may be required to enable each Lender to qualify as a "venture capital operating company" within the meaning of Section 2510.3-101 of the plan asset regulations promulgated by the United States Department of Labor ("VCOC"). In addition, in the event that (i) any Lender is not entitled to designate at least one (1) member for election to the board of directors of each Borrower, or (ii) the United States Department of Labor through formal or informal rules, regulations or interpretations provides, or it is otherwise established through governmental or court action, that such representation does not constitute the exercise of management rights of the kind necessary to enable such Investor to continue to qualify as a VCOC, then the Borrowers and such Lender shall in good faith negotiate provisions to enable such Lender to exercise the minimum amount of such management rights in order to continue to qualify as a VCOC.

               6.10 Subsidiaries. Each Borrower shall cause each Subsidiary of such Borrower not a Borrower hereunder, immediately upon becoming a Subsidiary, to enter into a Subsidiary Guarantee as Guarantor thereunder. Each Borrower shall, and shall cause each Subsidiary of such Borrower to, enter into an Indemnity, Subrogation and Contribution Agreement will respect to each Subsidiary Guarantor.

               6.11 Further Assurances. Each Borrower shall, and shall cause each Subsidiary to, take such further actions and otherwise assist and cooperate with each Lender required to make any filings or obtain any approvals with or from any Governmental or Regulatory Authority, including obtaining any approval as may be necessary in order to effect the exercise of any Warrant.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

               Each Borrower covenants and agrees with each Lender that, with respect to Sections 7.14 and 7.15, at all times during the Investment Period and, with respect to Sections 7.1 through 7.13, at all times during the Loan Period, each Borrower will, and will cause each of its Subsidiaries to, comply with each of the covenants and agreements contained in this Article VII.

               7.1 Indebtedness. No Borrower shall, nor shall it permit any of its Subsidiaries to, directly or indirectly create, incur, assume, extend the maturity of, or otherwise become directly or indirectly liable with respect to, any Indebtedness other than, without duplication:

                      (i) Indebtedness under this Agreement;

                      (ii) Indebtedness under the Independent Credit Agreement in an aggregate amount not to exceed $4,000,000 at any one time outstanding;

                      (iii) Indebtedness constituting Capital Lease Obligations; and

                      (iv) as an endorser of negotiable instruments for the payment of money deposited to such Borrower's or such Subsidiary's bank account for collection in the ordinary course of business.

               7.2 Liens. Other than Permitted Liens, no Borrower shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien upon or with respect to any of its Assets and Properties, whether now owned hereafter acquired or any income or profits therefrom, or assign or otherwise convey any right to receive income to secure any Indebtedness, except for Liens (other than Permitted Liens) securing Indebtedness of up to an aggregate amount of $250,000 at any time outstanding for all Borrowers and Subsidiaries taken together.

               7.3 Merger, Consolidation, Sale of Assets. No Borrower will, nor will it permit any of its Subsidiaries to, voluntarily liquidate or dissolve, or consolidate or merge with or into any other Person, or permit any other Person to consolidate with or merge with or into it or participate in a share exchange with or sell, lease, transfer, contribute or otherwise dispose of any of its Assets and Properties to any other Person (other than sales of inventory and worn out and obsolete assets in the ordinary course of business as such business is conducted in compliance with Section 7.14), except that, subject in any event to compliance with the last paragraph of this Section:

               (a) any Borrower (other than the Company) may consolidate with or merge into any other Borrower; any Subsidiary Guarantor may consolidate with or merge into any other wholly-owned Subsidiary Guarantor if a wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation; any Subsidiary Guarantor may consolidate with or merge into any Borrower if such Borrower shall be the continuing or surviving corporation; and

               (b) any Borrower (other than the Company) may sell, lease, transfer, contribute or otherwise dispose of its Assets and Properties in whole or in part to any other Borrower; any Subsidiary Guarantor may sell, lease, transfer, contribute or otherwise dispose of its Assets and Properties in whole or in part to any other wholly-owned Subsidiary Guarantor or to any Borrower, and may, following any such disposition in whole, liquidate and dissolve.

               No liquidation, dissolution, consolidation, merger, sale, lease, transfer, contribution or other disposition referred to in clauses (a) and (b) of this Section 7.3 shall be permitted unless at the time of and immediately after giving effect to any such transaction no Potential Event of Default or Event of Default shall have occurred.

               7.4 Lease Obligations. No Borrower shall, except for real property leases requiring annual lease payments not exceeding $250,000 in the aggregate, create or suffer to exist or permit any Subsidiary to create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease having a term of one year or more.

               7.5 Loans and Investments. No Borrower shall, nor shall it permit any of its Subsidiaries to, hold any Investment Assets, or make or keep outstanding any advance or loans, except that (i) the Borrowers and the Subsidiaries may invest in (i) direct obligations of, obligations fully guaranteed by, and repurchase agreements fully secured by, the United States of America or any agency thereof, (ii) certificates of deposit of any commercial bank which is a member of the Federal Reserve System, (iii) money market accounts or other similar low-risk, liquid investments approved by the board of directors of such Borrower or such Subsidiary, as the case may be, and (iv) any Borrower and any Subsidiary may make loans or advances to any wholly-owned Subsidiary of such Borrower or such Subsidiary, provided, that such Subsidiary is either a Borrower or a Subsidiary Guarantor at the time of such loan.

               7.6 Dividends, Etc. Except for the contemplated repurchase by the Company of up to 300,000 shares of Common Stock pursuant to the plan adopted by the Company on March 21, 1996, no Borrower shall, nor shall it permit any of its Subsidiaries to, declare or pay any cash or asset dividend on any of its shares or make any other distribution or disposition of any Assets and Properties to stockholders in respect of its shares (or otherwise), or make, or commit to make, any payment on account of the purchase, redemption or other retirement of any of its shares or warrants or options therefor, except that any wholly-owned Subsidiary of any Borrower or any Subsidiary may declare and pay dividends to such Borrower or such Subsidiary.

               7.7 Subsidiaries. No Borrower shall, nor shall it permit any of its Subsidiaries to, unless prior written notice has been given to the Required Lenders, organize or cause to exist any Subsidiary.

               7.8 Sale and Leaseback. No Borrower shall, nor shall it permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by such Borrower or such Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person.

               7.9 Charter Documents; Directors. No Borrower shall, nor shall it permit any of its Subsidiaries to, amend the certificate of incorporation or by-laws of such Borrower or such Subsidiary as in effect on the date hereof (or, in the case of any future Subsidiary, the date of incorporation of such Subsidiary) or change the size or composition of such Borrower's or such Subsidiary's board of directors, except as permitted pursuant to the Stock Purchase Agreement and the certificate of incorporation of the Company.

               7.10 Certain Limitations. No Borrower shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or allow to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, such Borrower or such Subsidiary, (ii) make loans or advances to such Borrower or such Subsidiary or (iii) transfer any of its Assets and Properties to such Borrower or such Subsidiary. No Borrower shall, nor shall it permit any of its Subsidiaries to, enter into any agreement with any Person other than (i) the Lenders pursuant to this Agreement or any Operative Agreement and (ii) the Senior Lender pursuant to the Senior Credit Documents, which prohibits or limits the ability of such Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of the Assets and Properties or revenues of such Borrower or such Subsidiary, whether now owned or hereafter acquired.

               7.11 Conflicting Agreements. No Borrower shall, nor shall it permit any of its Subsidiaries to, enter into any agreements or arrangements which by their terms or reasonably foreseeable effect restricts or adversely affects such Borrower's or such Subsidiary's right and ability to meet its obligations to any Lender hereunder or under any of the Operative Agreements to which it is a party.

               7.12 Use of Proceeds. No Borrower shall, directly or indirectly, use any of the proceeds received from the Lenders hereunder to engage in any activities with respect to which an SBIC is prohibited from providing funds by SBA Regulations, including without limitation 13 CFR Section 107.720.

               7.13 Affiliate Transactions. Except for loans at market interest rates made by any Borrower or any Subsidiary to officers and directors of such Borrower or Subsidiary in an aggregate principal amount not to exceed $250,000 (unless a higher amount is approved in writing by the Required Lenders) for all Borrowers and Subsidiaries taken together, no Borrower shall, nor shall it permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any Lender), unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of such Borrower's or such Subsidiary's business and (iii) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

               7.14 Change in Nature of Business. No Borrower shall engage, nor shall it permit any of its Subsidiaries to engage, in any business other than the business currently conducted by such Borrower or such Subsidiary and activities reasonably related thereto.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

               If any of the following conditions or events ("Events of Default") shall occur and be continuing:

               8.1 Failure To Make Payments When Due. Failure to pay any installment of principal or interest of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment, or otherwise; or

               8.2 Default in Other Agreements. Any event or condition occurs that results in any Indebtedness of any Borrower or any Subsidiary in excess of $100,000 in the aggregate for all Borrowers and Subsidiaries taken together becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

               8.3 Breach of Certain Covenants and Agreements. Failure of any Borrower to perform or comply with (i) any term or condition contained in
Section 6.1, Section 6.6 or Article VII, or (ii) any other term contained in this Agreement or the Operative Agreements and, in the case of clause (ii), such failure shall not have been remedied or waived within thirty (30) days after receipt of written notice from the Required Lenders of such default; or

               8.4 Breach of Warranty. Any representation or warranty made (or deemed made) by any Borrower or any Subsidiary in this Agreement or any Operative Agreement or in any statement or certificate at any time given by such Borrower or such Subsidiary pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (if not qualified by materiality or material adverse effect) and in any respect (if qualified by materiality or material adverse effect) on the date as of when made; or

               8.5 Involuntary Bankruptcy; Appointment of Receiver, Etc. (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against any Borrower or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any of its Subsidiaries or over all or a substantial part of any of their respective Assets and Properties, shall have been entered; or an interim receiver, trustee or other custodian of any Borrower or any of its Subsidiaries for all or a substantial part of their respective Assets and Properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the Assets and Properties of any Borrower or any of its Subsidiaries, and the continuance of any such events in this clause (b) for sixty (60) days unless dismissed, bonded, stayed, vacated or discharged; or

               8.6 Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or making possession by a receiver, trustee or other custodian for all or a possession by a receiver, trustee or other custodian for all or a substantial part of its Assets and Properties; the making by any Borrower or any of its Subsidiaries of any assignment for the benefit of creditors the admission by any Borrower or any of its Subsidiaries in writing of its inability to pay its debts as such debts become due; or the board of directors of any Borrower or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

               8.7 Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $100,000 (not covered by insurance) shall be entered or filed against any Borrower or any of its Subsidiaries or any of their respective Assets and Properties and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

               8.8 Other Agreements. Any material provision of this Agreement or any other Operative Agreement shall cease to be a valid and binding obligation against each Borrower and each Subsidiary, as the case may be, except in accordance with its terms or any Borrower or any Subsidiary, as the case may be, shall so state in writing;

               8.9 Change of Control. A Change of Control shall occur; or

               8.10 Public Warrant Redemption or Exercise. (a) An aggregate of 1% or more of the Public Warrants are redeemed by the Company in one or more transactions; or (b) fifty percent (50%) or more of the total number of Public Warrants are exercised by the holders thereof in one or more transactions.

               THEN, (i) upon the occurrence of any Event of Default described in the foregoing Section 8.5 or 8.6, the unpaid principal amount of and accrued interest on each Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower and each Subsidiary, and the obligations of the Lenders hereunder shall thereupon terminate and (ii) upon the occurrence of any other Event of Default, the Required Lenders may, by written notice to the Borrowers, declare the Loans to be, and the same shall forthwith become, due and payable, as specified below, together with accrued interest thereon, and if such Event of Default results from a failure to comply with
Section 2.8, together with the prepayment premium applicable thereto, if any, and the obligations of the Lenders hereunder shall thereupon terminate.


                                   ARTICLE IX

                                  MISCELLANEOUS

               9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

               If to Prospect, to:

               Prospect Street NYC Discovery Fund, L.P.
               250 Park Avenue, 17th Floor
               New York, NY 10177
               Facsimile No.:  (914) 490-1566
               Attn:  Ronald D. Celmer
               with a copy to:

               Morgan, Lewis & Bockius LLP
               101 Park Avenue
               New York, NY  10178
               Facsimile No.:  (212) 309-6273
               Attn:  Ira White, Esq.

               If to Bug, to

               Bank of New York, as Trustee for the
               Employees Retirement Plan of the
               Brooklyn Union Gas Company
               c/o The Brooklyn Union Gas Company
               One Metrotech Center
               Brooklyn, NY 11201-3850
               Attn:  Thomas Riordan

               If to the Borrowers, to:

               Skyline Multimedia Entertainment, Inc.
               Empire State Building
               350 Fifth Avenue
               Suite 612
               New York, NY 10118
               Facsimile No.: (212) 564-0652
               Attn:  Zalman Silber

               with a copy to:

               Rosenman & Colin
               575 Madison Avenue
               New York, New York 10022
               Fax:  212-940-8776
               Attn:  Neil S. Belloff, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

               9.2 Participations in Loans and Senior Notes.

               (a) Each Lender shall have the right at any time, to sell, assign, transfer or negotiate all or any part of any Loan or Senior Note to one or more Persons. In the case of any sale, assignment, transfer or negotiation of all or part of the Loan or Senior Note authorized under this Section 9.2(a), the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Loan or Senior Note, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender.

               (b) Each Lender may grant participations in all or any part of any Loan or Senior Note to one or more Persons.

               (c) In connection with any sales, assignments or transfers of any Loan or Senior Note referred to in Section 9.2(a), the applicable Lender shall give notice to the Borrowers of such sale, assignment, or transfer and the identity of the purchasers, assignees and transferees, as the case may be, and obtain agreements from the purchasers, assignees and transferees, as the case may be, that all information given to such parties will be held in strict confidence subject to customary exceptions.

               (d) In the event of an assignment by any Lender, or any subsequent assignment, the term "Lender" herein shall be deemed to refer to each such Lender.

               9.3 New Additional Lender. Upon the consent of the Required Lenders, one (1) additional Person (the "New Additional Lender") shall be made a party to this Agreement by executing a counterpart of this Agreement. The New Additional Lender shall have an Additional Loan Commitment of up to $1,100,000 as shall be set forth on the counterpart of this Agreement executed by such Additional Lender. In the event that the New Additional Lender is made a party to this Agreement pursuant to this Section 9.3, Bug shall not, from and after such time, make any Additional Loan pursuant to any Borrowing Request until such time as the unused Additional Commitment of such New Additional Lender bears the same relationship to its Commitment as the unused Additional Commitment of Bug bears to Bug's Commitment. In the event that the New Additional Lender is made a party to this Agreement, the terms "Additional Lender" and "Lender" herein shall be deemed to refer to such New Additional Lender.

               9.4 Indemnity. In addition to the payment of expenses pursuant to
Section 4.15 and Section 9.6, whether or not the transactions contemplated hereby shall be consummated, each of the Borrowers and each of their respective Subsidiaries (as "Indemnitor") agrees, jointly and severally, to indemnify each Lender, each holder of any Loan or, Senior Note and any Warrant and any stockholder, general partner, limited partner, officer, director, agent and Affiliate of any such Lender or holder (collectively called the "Indemnitees"), in respect of, and hold them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, in any manner arising out of or relating to this Agreement, the Operative Agreements, the Lenders' agreements to make the Loans or the use or intended use of the proceeds of any of the Loans hereunder (the "Indemnified Liabilities"); provided, that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises solely from the gross negligence or willful misconduct of that Indemnitee. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) the ability of the Indemnitor to provide such indemnification is prejudiced thereby. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that no Indemnitor will settle any such claim without (i) the appropriate Indemnitee's prior written consent which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, however, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more defenses available to the Indemnitee which are not available to the Indemnitor; provided, further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 9.4 that is effected without its prior written consent. To the extent that the undertaking to indemnify and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any Law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitee for any of them.

               9.5 Entire Agreement. This Agreement, the Operative Agreements and Article VIII of the Note Purchase Agreement supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

               9.6 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers shall pay all out-of-pocket expenses incurred by any Lender in connection with this Agreement and the Note Purchase Agreement and the transactions contemplated hereby and thereby; provided, however, that the Borrowers shall not be obligated to pay the costs and expenses of Lenders' counsel in connection with the negotiation, execution and delivery of this Agreement and the Note Purchase Agreement in excess of $40,000. Except as otherwise expressly provided in this Agreement (including without limitation as provided in this Section 9.6 and in Section 4.15), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses.

               9.7 Consideration for Warrants. The Lenders and the Borrowers acknowledge and agree that, for all purposes (including tax and accounting), the fair market value of the Warrants to be issued hereunder is $.50 for each Warrant Share (as defined in the Warrants) issuable thereunder (subject to adjustment for stock splits, stock dividends, recapitalization, reorganizations and similar events which occur on or after the Closing Date). Each Lender and each Borrower shall file their respective Tax Returns in a manner which is consistent with such valuation and shall not take any contrary position with any taxing authority.

               9.8 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, each Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver to any Lender such other documents and instruments, provide such materials and information and take such other actions as such Lender may reasonably request more effectively to vest title to the Senior Notes and the Warrants in such Lender and otherwise to cause such Borrower or such Subsidiaries to fulfill their respective obligations under this Agreement and the Operative Agreements to which it is a party.

               9.9 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of any Senior Note, or consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of the Required Lenders and each Borrower and an opinion of counsel of the Borrowers to the effect that such amendment, modification, termination, or waiver does not violate the Senior Credit Agreement; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender, do any of the following: (a) reduce the principal of, or interest on any Loan or any fees, premiums or other amounts payable hereunder; (b) postpone any date fixed for any payment of principal of, or premium or interest on, any Loan or any fees or other amounts payable hereunder; or (c) amend this Section 9.8; provided, further, however, that no Lender shall be subject to any additional or increased obligations without the written consent of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower or any other Borrower to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.8 shall be binding upon each holder of any Loan and any Senior Note at the time outstanding and each future holder of any Loan and any Senior Note.

               9.10 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

               9.11 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Section 9.4.

               9.12 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Borrower without the prior written consent of each Lender and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

               9.13 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

               9.14 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

               9.15 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

               9.16 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER WITH RESPECT TO THIS AGREEMENT, ANY OPERATIVE AGREEMENT, ANY LOAN, ANY SENIOR NOTE OR

ANY WARRANT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY LOAN, ANY SENIOR NOTE AND ANY WARRANT. EACH BORROWER DESIGNATES AND APPOINTS THE CORPORATION TRUST COMPANY AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY ANY OF THEM IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH OF THEM TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH BORROWER AT ITS ADDRESS PROVIDED IN SECTION 9.1, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY ANY BORROWER REFUSES TO ACCEPT SERVICE, SUCH BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

               9.17 Waiver of Jury Trial. EACH BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY OPERATIVE AGREEMENT, ANY LOAN, ANY SENIOR NOTE OR ANY WARRANT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; AND EACH BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM EXCEPT TO THE EXTENT THAT THE FAILURE SO TO ASSERT ANY SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM WOULD PERMANENTLY PRECLUDE THE PROSECUTION OF OR RECOVERY UPON SAME. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY ANY BORROWER AGAINST ANY LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO

THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER ANY OPERATIVE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; EACH BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. EACH BORROWER AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDERS WOULD NOT EXTEND TO ANY BORROWER ANY LOAN HEREUNDER IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

               9.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                    SKYLINE MULTIMEDIA ENTERTAINMENT, INC.


                                    By:_________________________________________
                                          Name:
                                          Title:


                                    NEW YORK SKYLINE, INC.


                                    By:_________________________________________
                                          Name:
                                          Title:


                          SKYLINE VIRTUAL REALITY, INC.


                                    By:_________________________________________
                                          Name:
                                          Title:


                                    SKYLINE CHICAGO, INC.


                                    By:_________________________________________
                                          Name:
                                          Title:


                                    SKYLINE MAGIC, INC.


                                    By:_________________________________________
                                          Name:
                                          Title:

                                   SKYLINE LAS VEGAS, INC.


                                   By:_________________________________________
                                         Name:
                                         Title:


                                   PROSPECT STREET NYC DISCOVERY FUND, L.P.

                                   By: Prospect Street Discovery Fund, Inc., its
                                         General Partner


                                           By:_________________________________
                                                 Name:    Ronald D. Celmer
                                                 Title:      Vice President



                                   BANK OF NEW YORK, as Trustee for the
                                      Employees Retirement Plan of the Brooklyn
                                      Union Gas Company


                                           By:__________________________________
                                                Name:
                                                Title:

                                    ANNEX 2.1


Lender                          Initial Loan Commitment    Additional Loan Commitment
------                          -----------------------    --------------------------
Prospect Street NYC                  (1)$1,500,000
   Discovery Fund, L.P.                                                 None

Bank of New York, as Trustee
for the Employees Retirement
Plan of the Brooklyn Union
Gas Company                             $1,000,000                    $500,000



------------

(1) Loan to be made by surrender of $1,500,000 Demand Promissory Note as provided in Section 2.2(b).

                                   ANNEX 2.12

                                Lenders' Offices


Prospect Street NYC Discovery Fund, L.P.

        250 Park Avenue, 17th Floor
        New York, NY  10177

Bank of New York, as Trustee for the
Employees Retirement Plan of the
Brooklyn Union Gas Company

        c/o The Brooklyn Union Gas Company
        One Metrotech Center
        Brooklyn, NY 11201-3850


                                      -54-